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EXHIBIT 21.1

                       EAGLE POINT SOFTWARE CORPORATION
                             LIST OF SUBSIDIARIES


1.   ECOM Associates, Inc./1/       Wisconsin Corporation

/1/  ECOM Associates, Inc. was dissolved by the Company on July 18, 2001.

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